Exhibit 99.1

Delivers Enterprise Net Sales Growth in Softer Consumer Demand Environment and
Drives Significant Operating Leverage Through Cost Savings and Efficiency Initiatives
Exceeds Operating and Free Cash Flow Outlook and Returns Nearly $1.9 Billion to Shareholders
in Fiscal 2025, Including Over $1.1 Billion in Share Repurchases
Announces Separately Divestiture of Remaining Mainstream Wine Brands, And Restructuring Actions Expected to Generate Over $200 Million in Net Annualized Cost Savings By Fiscal 2028
Issues Fiscal 2026 Outlook and Provides Updated Outlook for Fiscal 2027 and Fiscal 2028,
Including a New 3-Year $4 Billion Share Repurchase Authorization (1)

	Net Sales	Operating Income (Loss)	Net Income (Loss) Attributable to CBI	Adjusted Earnings Before Interest & Taxes	Diluted Net Income (Loss) per Share Attributable to CBI (EPS)
Fiscal Year 2025 Financial Highlights (2) | In millions, except per share data
Reported	$10,209	$355	$(81)	$329	$(0.45)
% Change	2%	(89%)	(105%)	(88%)	(105%)
Comparable	$10,209	$3,475	$2,507	$3,498	$13.78
% Change	2%	7%	10%	7%	11%
Fourth Quarter Fiscal Year 2025 Financial Highlights (2)
Reported	$2,164	$(150)	$(375)	$(242)	$(2.09)
% Change	1%	(124%)	(196%)	(141%)	(198%)
Comparable	$2,164	$659	$474	$656	$2.63
% Change	1%	6%	13%	4%	14%
(1) Outlook for fiscal 2026 to fiscal 2028 reflect the anticipated impact of the tariffs announced by the U.S. government on April 2, 2025 and the Canadian government on March 4, 2025.
(2) Definitions of reported, comparable, adjusted, and organic as well as reconciliations of non-GAAP financial measures, are contained elsewhere in this news release. Comparable, adjusted, and organic amounts are non-GAAP financial measures.

HIGHLIGHTS
•Generates fiscal 2025 reported EPS of $(0.45), inclusive of non-cash goodwill, trademark, and assets held for sale impairment loss for the Wine and Spirits Business of $3.3 billion that was largely realized in the second quarter, and comparable EPS of $13.78
•Beer Business achieves mid-single digit net sales increase primarily supported by its 15th consecutive year of volume growth while driving double-digit operating income growth
•Wine and Spirits Business generates results in line with updated full year outlook provided in third quarter, including organic net sales and shipment volume growth for the fourth quarter
•Generates strong operating cash flow of $3.2 billion, an increase of 13%, and $1.9 billion of free cash flow, an increase of 28%
•Declares quarterly cash dividend of $1.02 per share Class A Common Stock, an increase of 1%
•Issues fiscal 2026 reported EPS outlook of $12.33 - $12.63 and comparable EPS outlook of $12.60 - $12.90, as well as operating cash flow target of $2.7 - $2.8 billion and free cash flow projection of $1.5 - $1.6 billion, (1) inclusive of the separately announced Wine and Spirits divestiture and restructuring actions
•Issues EPS growth outlook for fiscal 2027 of mid-single digit to low-double digit and for fiscal 2028 of low-single digit to mid-single digit, as well as cumulative operating cash flow and free cash flow projections of over $6 billion and over $5 billion, respectively (1)

“Despite a softer consumer demand backdrop in fiscal 2025, we delivered another year of Enterprise net sales growth and substantial comparable operating margin improvement, as well as double-digit comparable EPS growth. These results allowed us to once again be recognized as the #1 growth leader among large CPG companies in calendar year 2024 in Circana’s annual U.S. CPG Growth Leaders ranking. Looking ahead, in a tough socioeconomic environment we are taking decisive actions designed to continue to support our industry-leading Beer Business, reset our cost base, and redefine our portfolio. We remain focused on: driving distribution gains, disciplined innovation, and increased marketing investments in our Beer Business; enhancing efficiency across our enterprise; and repositioning our Wine and Spirits Business to be entirely in higher growth, higher-end segments." - Bill Newlands, President and Chief Executive Officer

“In fiscal 2025, our strong cash flow generation enabled us to continue to deliver against our disciplined capital allocation priorities. We maintained our comparable net leverage ratio under 3.0x, returned nearly $1.9 billion to shareholders through share repurchases and dividends, and continued to invest in the business mainly through our Beer brewery expansion. We remain committed to these balanced priorities as we deploy the approximately $9 billion of operating cash flow we expect to generate between fiscal 2026 and fiscal 2028, including through the use of our new total $4 billion share repurchase authorization aligned with that period.” - Garth Hankinson, Executive Vice President and Chief Financial Officer

Constellation Brands, Inc. FY 2025 Earnings Release	#WORTHREACHINGFOR I 1

beer
	Shipments	Depletions	Net Sales	Operating Income (Loss)
Years Ended | In millions; branded product, 24-pack, 12-ounce case equivalents
February 28, 2025	431.8		$8,539.8	$3,394.4
February 29, 2024	418.1		$8,162.6	$3,094.4
% Change	3.3%	2.9%	5%	10%
Three Months Ended
February 28, 2025	85.4		$1,704.4	$623.8
February 29, 2024	87.0		$1,702.8	$585.4
% Change	(1.8%)	(1.0%)	0%	7%
FISCAL YEAR 2025 HIGHLIGHTS
•Our Beer Business delivered net sales growth of approximately 5% supported by shipment volume growth of over 3%.
•Depletions grew nearly 3% largely driven by growth for Modelo Especial of nearly 5%, Pacifico of nearly 20%, and the Modelo Chelada brands of over 2%; Corona Extra declined nearly 3%.
•Our Beer Business was the #1 dollar sales share gainer across all of beverage alcohol in Circana channels, adding 1.1 dollar share points and holding 6 of the top 15 dollar share gaining brands across the total beer category including: Modelo Especial, which remained the #1 beer brand in dollar sales and the #1 dollar share gainer; Corona Extra, which remained a top 5 brand in dollar sales and continued to gain share; and Pacifico, which was the #4 dollar and volume share gainer.
•Operating margin increased 180 basis points to 39.7%, as benefits from favorable pricing and cost savings were partially offset by increased marketing spend.
FOURTH QUARTER FISCAL 2025 HIGHLIGHTS
•Our Beer Business net sales were relatively unchanged year over year as decline in shipments was largely offset by pricing.
•Depletions declined approximately 1% largely driven by decreases in Modelo Especial, Corona Extra, and the Modelo Chelada brands of approximately 1%, 6%, and 3%, respectively; Pacifico delivered depletion growth of approximately 16%.
•Our Beer Business outperformed the total U.S. beer category in both dollar and volume sales growth in Circana channels and remained the #1 dollar sales share gainer in the category, adding 0.5 points, with 4 of the top 15 dollar sales share gaining brands.
•Operating margin increased 220 basis points to 36.6%, as benefits from favorable pricing, cost savings, and lapping an indirect tax receivable write-off from fiscal 2024 were partially offset by incremental marketing spend.
BEER BUSINESS CAPITAL EXPANSION
The company had approximately 48 million hectoliters of capacity across its existing facilities in Mexico at the end of fiscal 2025. From fiscal 2026 to fiscal 2028, the company expects approximately $2 billion of capital expenditures primarily to continue the modular development of its third brewery site at Veracruz and other additions at existing facilities in Mexico. By the end of Fiscal 2028, we expect to increase our capacity in Mexico to approximately 55 million hectoliters to support the anticipated growth of our high-end beer brands.

wine and spirits
	Shipments	Organic Shipments (2) (3)	Depletions (2) (3)	Net Sales (4)	Organic Net Sales (2)	Operating Income (Loss) (4)
Years Ended | In millions; branded product, 9-liter case equivalents
February 28, 2025	22.1	22.1		$1,668.9	$1,668.9	$325.1
February 29, 2024	23.8	23.2		$1,799.2	$1,776.6	$398.7
% Change	(7.1%)	(4.7%)	(9.3%)	(7%)	(6%)	(18%)
Three Months Ended
February 28, 2025	5.9	5.9		$459.8	$459.8	$99.7
February 29, 2024	5.7	5.1		$436.4	$413.8	$111.1
% Change	3.5%	15.7%	(2.4%)	5%	11%	(10%)
(3) Includes adjustments to remove volumes associated with the SVEDKA Divestiture (as defined below) for the period January 6, 2024, through February 29, 2024, included in the year ended and three months ended February 29, 2024.
(4) Year ended and three months ended February 29, 2024, includes $22.6 million of net sales and $10.0 million of gross profit less marketing that are no longer part of the wine and spirits segment results due to the SVEDKA Divestiture.
FISCAL YEAR 2025 HIGHLIGHTS
•Our Wine and Spirits organic net sales declined 6%, as U.S. wholesale unfavorability, particularly across our largest mainstream and premium brands, was only partially offset by net sales growth in our International markets and direct-to-consumer channel, which represented approximately 16% of net sales.
•Operating margin decreased 270 basis points to 19.5%, as lower fixed cost absorption due to unfavorable sales volume and unfavorable pricing more than offset contractual distributor payments and lower general and administrative expenses.
FOURTH QUARTER FISCAL 2025 HIGHLIGHTS
•Our Wine and Spirits organic net sales increased over 11% driven by contractual distributor payments, favorable product mix and volume growth across our U.S. wholesale business, and higher volume growth from International markets, mainly driven by Canada.
•Operating margin decreased 380 basis points to 21.7%, as benefits from contractual distributor payments were offset by higher cost of products sold, as well as higher marketing and other general and administrative expenses.

Constellation Brands, Inc. FY 2025 Earnings Release	#WORTHREACHINGFOR I 2

outlook
Enterprise growth (decline) assumptions and Wine and Spirits decline assumptions for fiscal 2026 exclude (i) $98 million of net sales and $35 million of gross profit less marketing for the March 1, 2024 to January 5, 2025, period that are no longer expected to be part of year-over-year results following the SVEDKA Divestiture and (ii) $613 million of net sales and $210 million of gross profit less marketing for the June 1, 2024 to February 28, 2025, period that are no longer expected to be part of year-over-year results following the 2025 Wine Divestitures Transaction (as defined below). Fiscal 2026 outlook and guidance assumptions reflect the anticipated impact of the tariffs announced by the U.S. government on April 2, 2025 and the Canadian government on March 4, 2025. The table sets forth management's current EPS expectations for fiscal 2026 compared to fiscal 2025 actual results.

	Reported		Comparable
	FY26 Estimate	FY25 Actual	FY26 Estimate	FY25 Actual
Fiscal Years Ending February 28	$12.33 - $12.63	$(0.45)	$12.60 - $12.90	$13.78
Fiscal 2026 Guidance Assumptions:
•Enterprise organic net sales growth (decline) of (2) - 1%
◦Beer: net sales growth of 0 - 3%
◦Wine and Spirits: organic net sales decline of 17 - 20%
•Enterprise operating income growth (decline): reported of 765 - 783% and comparable of (3) - (1)%
◦Beer: operating income growth of 0 - 2%
◦Wine and Spirits: operating income decline of 97 - 100%
◦Corporate expense: approximately $265 million

•Interest expense, net: approximately $385 million
•Tax rate: reported and comparable approximately 18%
•Weighted average diluted shares outstanding: approximately 176 million inclusive of share repurchases(4)
•Operating cash flow: $2.7 - $2.8 billion
•Capital expenditures: approximately $1.2 billion, including approximately $1.0 billion targeted for Mexico beer operations activities
•Free cash flow: $1.5 - $1.6 billion

The table sets forth management's current expectations for fiscal 2027 and fiscal 2028 compared to the November 2023 Investor Day Presentation and subsequent updates provided following the conclusion of fiscal 2024. Expectations for fiscal 2027 and fiscal 2028 reflect the anticipated impact of the tariffs announced by the U.S. government on April 2, 2025 and the Canadian government on March 4, 2025.

		Prior Medium Term Outlook	Updated Outlook FY27 - FY28
Net Sales YoY Growth Rates	Enterprise	~+6% to 8%	~+2% to 4%
	Beer	~+7% to 9%	~+2% to 4%
	Wine and Spirits	~+1% to 3%	Flat to +3%
Operating Margin	Enterprise	~33% to 35%	~35% to 36%
	Beer	~39% to 40%	~39% to 40%
	W&S	~25% to 26%	~22% to 24%
Equity In Earnings (Losses)		N/A	~$30M
Interest Expense, Net		$450M to $600M	FY27 $430M to $440M FY28 $440M to $450M
Effective Tax Rate		~20% to 22%	FY27 ~20% FY28 ~22%
Noncontrolling Interest		~$40M	~$55M
Diluted Shares Outstanding		~184M	FY27 ~171M FY28 ~166M (5)
Diluted EPS YoY Growth Rates		+LDD%	FY27 +MSD% to LDD% FY28 +LSD% to MSD%
Operating Cash Flow		FY24-FY28 ~$15B to $17B, Cumulative	+HSD% to LDD%, YoY Growth Rate
Capital Expenditures	Enterprise	FY24-FY28 ~$5B, Cumulative	FY27 ~(40%), YoY Decline Rate FY28 ~(35%), YoY Decline Rate
	Beer	~$4B, Cumulative	~$1B, Cumulative
	W&S	~$0.8B, Cumulative	~$0.2B, Cumulative
	Corporate	~$0.2B, Cumulative
Free Cash Flow		FY24-FY28 $10B to $13B, Cumulative	~+DD%, YoY Growth Rate
(5) Weighted average diluted shares outstanding outlook inclusive of anticipated share repurchases under new $4 billion share repurchase authorization that replaced the previous authorization in its entirety.
DD = double digit; HSD = high single digit; LDD = low double digit; LSD = low single digit; MSD = mid single digit; N/A = not applicable; YoY = year-over-year

Constellation Brands, Inc. FY 2025 Earnings Release	#WORTHREACHINGFOR I 3

QUARTERLY DIVIDEND
On April 9, 2025, Constellation’s board of directors declared a quarterly cash dividend of $1.02 per share of Class A Common Stock payable on May 15, 2025, to stockholders of record as of the close of business on April 29, 2025.

† A copy of this news release, including the attachments and other financial information that may be discussed during the call, will be available on our investor relations website, ir.cbrands.com, prior to the call.

IMPORTED BEER
CERVEZA
Modelo
Especial
BREWED IN MEXICO
Corona
Extra
LA CERVEZA MAS FINA
IMPORTED
BEER
Brewed and Bottled by
CERVECERIA MODELO
MEXICO
12 FL. OZ.
CERVEZA
PACIFICO
CLARA
La Cerveza del Pacifico
CERVEZA
Modelo
CHELADA
LIMON
Y SAL

KIM CRAWFORD
SAUVIGNON BLANC
MARLBOROUGH
NEW ZEALAND
The Prisoner
HIGH WEST
DISTILLERY
HIGH WEST
BOURBON
A BLEND of STRAIGHT
BOURBON WHISKEYS
ALC/VOL
BARREL
No:
750mL
PARK CITY, UTAH
FINISH TIME:
BLANCO
100% DE AGAVE
TEQUILA MI CAMPO
TEQUILA
MI CAMPO.
BLANCO

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver more for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Every day, people reach for our high-end, iconic imported beer brands such as those in the Corona brand family like the flagship Corona Extra, Modelo Especial and the flavorful lineup of Modelo Cheladas, Pacifico, and Victoria; our fine wine and craft spirits brands, including The Prisoner Wine Company, Robert Mondavi Winery, Casa Noble Tequila, and High West Whiskey; and our premium wine brands such as Kim Crawford.

As an agriculture-based company, we strive to operate in a way that is sustainable and responsible. Our ESG strategy is embedded into our business and we focus on serving as good stewards of the environment, investing in our communities, and promoting responsible beverage alcohol consumption. We believe these aspirations in support of our longer-term business strategy allow us to contribute to a future that is truly Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on X, Instagram, and LinkedIn.

MEDIA CONTACTS			INVESTOR RELATIONS CONTACTS
Amy Martin	585-678-7141	amy.martin@cbrands.com	Joseph Suarez	773-551-4397	joseph.suarez@cbrands.com
Carissa Guzski	315-525-7362	carissa.guzski@cbrands.com	Snehal Shah	847-385-4940	snehal.shah@cbrands.com
			David Paccapaniccia	585-282-7227	david.paccapaniccia@cbrands.com

SUPPLEMENTAL INFORMATION
Reported basis (“reported”) are derived from amounts as reported under generally accepted accounting principles in the U.S. Comparable basis (“comparable”) are amounts which exclude items that affect comparability (“comparable adjustments”), as they are not reflective of core operations of the segments. The company’s measure of segment profitability excludes comparable adjustments, which is consistent with the measure used by management to evaluate results. The company discusses various non-GAAP measures in this news release (“release”). Financial statements, as well as supplemental schedules and tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this release.

Constellation Brands, Inc. FY 2025 Earnings Release	#WORTHREACHINGFOR I 4

FORWARD-LOOKING STATEMENTS
The statements made under the heading Outlook and all statements other than statements of historical fact set forth in this release, including statements regarding our business strategy, growth plans and focus areas, the anticipated impact of the tariffs announced by the U.S. government on April 2, 2025 and the Canadian government on March 4, 2025, cost savings, restructuring, and efficiency initiatives and anticipated benefits, competitive position, Beer Business capital expansion, future operations, financial position, expected net sales, expenses, operating income, operating margin, operating leverage, equity In earnings, interest expense, net, tax rates, non-controlling interests, shares outstanding, operating cash flow, capital expenditures, free cash flow, EPS, future payments of dividends, amount, manner, and timing of share repurchases under the share repurchase authorization, access to capital markets, liquidity and capital resources, the 2025 Wine Divestitures Transaction and the repositioning of our Wine and Spirits Business, and prospects, plans, and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements (collectively, “Projections”) that involve risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those set forth in, or implied by, the Projections.

When used in this release, the words “anticipate,” “believe,” “expect,” “intend,” “outlook,” “will,“ and similar expressions are intended to identify Projections, although not all Projections contain such identifying words. All Projections speak only as of the date of this release. We undertake no obligation to update or revise any Projections, whether as a result of new information, future events, or otherwise. The Projections are based on management’s current estimates, expectations, plans, and timetables, and, unless otherwise noted, do not take into account the impact of any future acquisition, investment, merger, or other business combination, divestiture (including any associated amount of incremental contingent consideration payment paid or received) including the 2025 Wine Divestitures Transaction, cost savings, restructuring, or efficiency initiatives, tariff changes, or financing or share repurchases that may be completed after the issuance of this release. Although we believe that the estimates, expectations, plans, and timetables, reflected in the Projections are reasonable, we can give no assurance that such estimates, expectations, plans, and timetables, will prove to be correct. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and markets in which we compete, the Projections contained in this release are also subject to the risk, uncertainty, and possible variance from our current expectations regarding:

•potential declines in the consumption of products we sell and our dependence on sales of our Mexican beer brands;
•economic and other uncertainties associated with our international operations, including new or increased tariffs;
•impacts of our acquisition, divestiture, investment, and new product development strategies and activities, including from the SVEDKA Divestiture and the 2025 Wine Divestitures Transaction (including completion of the 2025 Wine Divestitures Transaction on the expected terms, conditions, and timetable);
•dependence upon our trademarks and proprietary rights, including the failure to protect our intellectual property rights;
•potential damage to our reputation;
•competition in our industry and for talent;
•water, agricultural and other raw material, and packaging material supply, production, and/or transportation difficulties, disruptions, and impacts, including limited groups of certain suppliers;
•reliance on complex information systems and third‐party global networks as well as risks associated with cybersecurity and artificial intelligence;
•dependence on limited facilities for production of our Mexican beer brands, including beer operations expansion, optimization, and/or construction activities, scope, capacity, supply, costs (including impairments), capital expenditures, and timing;
•operational disruptions or catastrophic loss to our breweries, wineries, other production facilities, or distribution systems;
•success of cost savings, restructuring, and efficiency initiatives;
•severe weather, natural and man-made disasters, climate change, environmental responsibility and CSR-related regulatory compliance, failure to meet emissions, stewardship, and other environmental responsibility and CSR targets, objectives, or ambitions;
•reliance on wholesale distributors, major retailers, and government agencies;
•contamination and degradation of product quality from diseases, pests, weather, and other conditions;
•communicable infection or disease outbreaks, pandemics, or other widespread public health crises impacting our consumers, employees, distributors, retailers, and/or suppliers;
•effects of employee labor activities that could increase our costs;
•our indebtedness and interest rate fluctuations;
•our international operations, worldwide and regional economic trends and financial market conditions, geopolitical uncertainty, including the impact of military conflicts, or other governmental rules and regulations;
•class action or other litigation we face or may face, including related to alleged securities law violations, abuse or misuse of our products, product liability, marketing or sales practices, including product labeling, or other matters;
•potential impairments of our intangible assets, such as goodwill and trademarks;
•changes to tax laws, fluctuations in our effective tax rate, accounting for tax positions, the resolution of tax disputes, changes to accounting standards, elections, assertions, or policies, and the impact of a global minimum tax rate;
•amount, timing, and source of funds for any share repurchases;
•amount and timing of future dividends;
•Sands family members' ownership of our Class A Common Stock and Board of Director nomination rights;
•the choice-of-forum provision in our Amended and Restated By-laws; and
•other factors and uncertainties disclosed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 29, 2024, and our Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2024, which could cause actual future performance to differ materially from our current expectations.

Constellation Brands, Inc. FY 2025 Earnings Release	#WORTHREACHINGFOR I 5

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	February 28, 2025	February 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$68.1	$152.4
Accounts receivable	736.5	832.8
Inventories	1,437.2	2,078.3
Prepaid expenses and other	561.1	666.0
Assets held for sale	913.5	—
Total current assets	3,716.4	3,729.5
Property, plant, and equipment	7,409.8	8,055.2
Goodwill	5,126.8	7,980.3
Intangible assets	2,532.3	2,731.7
Deferred income taxes	1,805.3	2,055.0
Other assets	1,061.7	1,140.0
Total assets	$21,652.3	$25,691.7

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Short-term borrowings	$806.7	$241.4
Current maturities of long-term debt	1,402.0	956.8
Accounts payable	939.8	1,107.1
Other accrued expenses and liabilities	886.7	836.4
Total current liabilities	4,035.2	3,141.7
Long-term debt, less current maturities	9,289.0	10,681.1
Deferred income taxes and other liabilities	1,193.3	1,804.3
Total liabilities	14,517.5	15,627.1
CBI stockholders’ equity	6,882.0	9,743.1
Noncontrolling interests	252.8	321.5
Total stockholders’ equity	7,134.8	10,064.6
Total liabilities and stockholders’ equity	$21,652.3	$25,691.7

Constellation Brands, Inc. FY 2025 Earnings Release	#WORTHREACHINGFOR I 6

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Years Ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Sales	$2,312.7	$2,300.3	$10,956.9	$10,711.0
Excise taxes	(148.5)	(161.1)	(748.2)	(749.2)
Net sales	2,164.2	2,139.2	10,208.7	9,961.8
Cost of product sold	(1,049.5)	(1,100.0)	(4,894.1)	(4,944.3)
Gross profit	1,114.7	1,039.2	5,314.6	5,017.5
Selling, general, and administrative expenses	(505.3)	(411.0)	(1,950.0)	(1,832.7)
Goodwill and intangible assets impairment	(547.7)	—	(2,797.7)	—
Assets held for sale impairment	(478.0)	—	(478.0)	—
Gain (loss) on sale of business	266.0	1.2	266.0	(15.1)
Operating income (loss)	(150.3)	629.4	354.9	3,169.7
Income (loss) from unconsolidated investments	(92.1)	(34.4)	(26.3)	(511.8)
Interest expense, net	(100.2)	(102.4)	(411.4)	(436.1)
Income (loss) before income taxes	(342.6)	492.6	(82.8)	2,221.8
(Provision for) benefit from income taxes	(28.0)	(88.2)	51.7	(456.6)
Net income (loss)	(370.6)	404.4	(31.1)	1,765.2
Net (income) loss attributable to noncontrolling interests	(4.7)	(12.0)	(50.3)	(37.8)
Net income (loss) attributable to CBI	$(375.3)	$392.4	$(81.4)	$1,727.4

Class A Common Stock:
Net income (loss) per common share attributable to CBI – basic	$(2.09)	$2.15	$(0.45)	$9.42
Net income (loss) per common share attributable to CBI – diluted	$(2.09)	$2.14	$(0.45)	$9.39

Weighted average common shares outstanding – basic	179.913	182.916	181.476	183.307
Weighted average common shares outstanding – diluted	179.913	183.561	181.476	183.959

Cash dividends declared per common share	$1.01	$0.89	$4.04	$3.56

Constellation Brands, Inc. FY 2025 Earnings Release	#WORTHREACHINGFOR I 7

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)
	Years Ended
	February 28, 2025	February 29, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(31.1)	$1,765.2
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Unrealized net (gain) loss on securities measured at fair value	47.9	85.4
Deferred tax provision (benefit)	(210.3)	147.9
Depreciation	445.7	427.9
Stock-based compensation	72.2	63.6
Equity in (earnings) losses of equity method investees and related activities, net of distributed earnings	(5.4)	321.2
Noncash lease expense	112.4	91.3
Amortization of debt issuance costs and loss on extinguishment of debt	10.4	11.7
Equity method investments impairment	8.7	136.1
Assets held for sale impairment	478.0	—
(Gain) loss on sale of business	(266.0)	15.1
Gain (loss) on settlement of pre-issuance hedge contracts	—	1.9
Net gain in connection with Canopy exchangeable shares	(7.2)	—
Goodwill and intangible assets impairment	2,797.7	—
Change in operating assets and liabilities, net of effects from purchase and sale of business:
Accounts receivable	90.3	73.2
Inventories	(152.2)	(182.3)
Prepaid expenses and other current assets	(89.4)	(76.5)
Accounts payable	101.5	24.7
Deferred revenue	(35.5)	(11.0)
Other accrued expenses and liabilities	(48.9)	(115.9)
Other	(166.6)	0.5
Total adjustments	3,183.3	1,014.8
Net cash provided by (used in) operating activities	3,152.2	2,780.0

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(1,214.1)	(1,269.1)
Purchase of business, net of cash acquired	(158.7)	(7.5)
Investments in equity method investees and securities	(35.0)	(34.6)
Proceeds from sale of assets	35.5	21.9
Proceeds from sale of business	409.2	5.4
Other investing activities	(11.7)	(2.0)
Net cash provided by (used in) investing activities	(974.8)	(1,285.9)

Constellation Brands, Inc. FY 2025 Earnings Release	#WORTHREACHINGFOR I 8

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)
	Years Ended
	February 28, 2025	February 29, 2024
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	—	1,144.4
Principal payments of long-term debt	(957.0)	(809.7)
Net proceeds from (repayments of) short-term borrowings	565.3	(923.9)
Dividends paid	(731.8)	(653.8)
Purchase of treasury stock	(1,123.8)	(249.7)
Proceeds from shares issued under equity compensation plans	73.8	104.5
Payments of minimum tax withholdings on stock-based payment awards	(13.8)	(11.2)
Payments of debt issuance, debt extinguishment, and other financing costs	(0.1)	(7.7)
Distributions to noncontrolling interests	(57.5)	(52.6)
Payment of contingent consideration	(0.7)	(14.9)
Purchase of noncontrolling interest	(16.2)	—
Net cash provided by (used in) financing activities	(2,261.8)	(1,474.6)

Effect of exchange rate changes on cash and cash equivalents	0.1	(0.6)

Net increase (decrease) in cash and cash equivalents	(84.3)	18.9
Cash and cash equivalents, beginning of year	152.4	133.5
Cash and cash equivalents, end of year	$68.1	$152.4

Constellation Brands, Inc. FY 2025 Earnings Release	#WORTHREACHINGFOR I 9

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF REPORTED AND ORGANIC NET SALES
(in millions)
(unaudited)

For periods of acquisition, we define organic net sales as current period reported net sales less net sales of products of acquired businesses reported for the current period, as appropriate. For periods of divestiture, we define organic net sales as prior period reported net sales less net sales of products of divested businesses reported for the prior period, as appropriate. We provide organic net sales because management uses this information in monitoring and evaluating the underlying business trends of our core operations. Wine and Spirits net sales are provided by channel and market categories as management uses this information to monitor this business. In addition, we believe this information provides investors, financial analysts covering the Company, rating agencies, and other external users (“our investors”) valuable insight on underlying business trends and results and, in the case of Wine and Spirits, the underlying composition of segment net sales and results, in order to evaluate year-over-year financial performance.

The divestiture impacting the periods below consists of the sale of the SVEDKA brand and related assets (the "SVEDKA Divestiture") (sold January 6, 2025).

	Three Months Ended			Years Ended
	February 28, 2025	February 29, 2024	Percent Change	February 28, 2025	February 29, 2024	Percent Change
Consolidated net sales	$2,164.2	$2,139.2	1%	$10,208.7	$9,961.8	2%
SVEDKA Divestiture adjustment (1)	—	(22.6)		—	(22.6)
Consolidated organic net sales	$2,164.2	$2,116.6	2%	$10,208.7	$9,939.2	3%

Beer net sales	$1,704.4	$1,702.8	0%	$8,539.8	$8,162.6	5%

Wine and Spirits net sales (2)	$459.8	$436.4	5%	$1,668.9	$1,799.2	(7%)
SVEDKA Divestiture adjustment (1)	—	(22.6)		—	(22.6)
Wine and Spirits organic net sales	$459.8	$413.8	11%	$1,668.9	$1,776.6	(6%)
(1)For the period January 6, 2024, through February 29, 2024, included in the three months ended and year ended February 29, 2024.
(2)Wine and Spirits net sales by channel and market categories are as follows:

	Three Months Ended			Years Ended
	February 28, 2025	February 29, 2024	Percent Change	February 28, 2025	February 29, 2024	Percent Change
U.S. Wholesale (i)	$378.0	$350.2	8%	$1,346.2	$1,458.8	(8%)
International (i)	45.8	41.8	10%	182.1	177.7	2%
DTC	23.2	21.6	7%	90.1	84.1	7%
Other	12.8	22.8	(44%)	50.5	78.6	(36%)
Wine and Spirits net sales	$459.8	$436.4	5%	$1,668.9	$1,799.2	(7%)

(i)Includes the impacts of the SVEDKA Divestiture.

Constellation Brands, Inc. FY 2025 Earnings Release	#WORTHREACHINGFOR I 10

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
SUPPLEMENTAL SHIPMENT AND DEPLETION INFORMATION
(in millions)
(unaudited)

	Three Months Ended			Years Ended
	February 28, 2025	February 29, 2024	Percent Change	February 28, 2025	February 29, 2024	Percent Change
Beer
(branded product, 24-pack, 12-ounce case equivalents)
Shipments	85.4	87.0	(1.8%)	431.8	418.1	3.3%

Depletions (1) (2)			(1.0%)			2.9%

Wine and Spirits
(branded product, 9-liter case equivalents)
Shipments	5.9	5.7	3.5%	22.1	23.8	(7.1%)
Organic shipments (3)	5.9	5.1	15.7%	22.1	23.2	(4.7%)
U.S. Wholesale shipments	5.1	5.1	0.0%	19.2	21.0	(8.6%)
U.S. Wholesale organic shipments (3)	5.1	4.5	13.3%	19.2	20.4	(5.9%)

Depletions (1) (3)			(2.4%)			(9.3%)
(1)Depletions represent U.S. distributor shipments of our respective branded products to retail customers, based on third-party data.
(2)Includes an adjustment to remove volumes associated with the craft beer brand divestitures for the period March 1, 2023, through May 31, 2023, included in the year ended February 29, 2024.
(3)Includes adjustments to remove volumes associated with the SVEDKA Divestiture for the period January 6, 2024, through February 29, 2024, included in the three months ended and year ended February 29, 2024.

Constellation Brands, Inc. FY 2025 Earnings Release	#WORTHREACHINGFOR I 11

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
SUMMARIZED SEGMENT, INCOME (LOSS) FROM UNCONSOLIDATED INVESTMENTS,
AND DEPRECIATION AND AMORTIZATION INFORMATION
(in millions)
(unaudited)
Management excludes items that affect comparability from its evaluation of the results of each operating segment as these comparable adjustments are not reflective of core operations of the segments. Segment operating performance and the incentive compensation of segment management are evaluated based on core segment operating income (loss) which does not include the impact of these comparable adjustments.

	Three Months Ended			Years Ended
	February 28, 2025	February 29, 2024	Percent Change	February 28, 2025	February 29, 2024	Percent Change
Consolidated
Net sales	$2,164.2	$2,139.2	1%	$10,208.7	$9,961.8	2%
Gross profit	$1,114.7	$1,039.2	7%	$5,314.6	$5,017.5	6%
Operating income (loss)	$(150.3)	$629.4	(124%)	$354.9	$3,169.7	(89%)
Operating margin	(6.9)%	29.4%		3.5%	31.8%
Income (loss) from unconsolidated investments	$(92.1)	$(34.4)	(168%)	$(26.3)	$(511.8)	95%
Depreciation and amortization	$106.2	$106.4	0%	$447.0	$429.2	4%

Comparable adjustments (1)
Gross profit	$0.5	$(9.7)	NM	$6.2	$(32.8)	NM
Operating income (loss)	$(809.2)	$(1.3)	NM	$(3,120.0)	$(75.8)	NM
Income (loss) from unconsolidated investments	$(89.2)	$(25.2)	NM	$(49.3)	$(478.0)	NM

Beer
Net sales	$1,704.4	$1,702.8	0%	$8,539.8	$8,162.6	5%
Segment gross profit	$909.9	$847.7	7%	$4,566.1	$4,214.2	8%
Segment gross margin	53.4%	49.8%		53.5%	51.6%
Segment operating income (loss)	$623.8	$585.4	7%	$3,394.4	$3,094.4	10%
Segment operating margin	36.6%	34.4%		39.7%	37.9%
Segment depreciation and amortization	$78.8	$81.7	(4%)	$341.1	$323.9	5%

Wine and Spirits
Wine net sales	$410.0	$371.4	10%	$1,450.1	$1,552.1	(7%)
Spirits net sales	49.8	65.0	(23%)	218.8	247.1	(11%)
Net sales	$459.8	$436.4	5%	$1,668.9	$1,799.2	(7%)
Segment gross profit	$204.3	$201.2	2%	$742.3	$836.1	(11%)
Segment gross margin	44.4%	46.1%		44.5%	46.5%
Segment operating income (loss)	$99.7	$111.1	(10%)	$325.1	$398.7	(18%)
Segment operating margin	21.7%	25.5%		19.5%	22.2%
Segment income (loss) from unconsolidated investments	$(0.9)	$0.6	NM	$30.5	$38.7	(21%)
Segment depreciation and amortization	$20.9	$20.7	1%	$84.2	$88.8	(5%)

Corporate Operations and Other
Segment operating income (loss)	$(64.6)	$(65.8)	2%	$(244.6)	$(247.6)	1%
Segment income (loss) from unconsolidated investments	$(2.0)	$(9.8)	80%	$(7.5)	$(72.5)	90%
Segment depreciation and amortization	$6.5	$4.0	63%	$21.7	$16.5	32%

NM = Not Meaningful
(1)See page 14 for further information on comparable adjustments.

Constellation Brands, Inc. FY 2025 Earnings Release	#WORTHREACHINGFOR I 12

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)
We report our financial results in accordance with GAAP. However, non-GAAP financial measures, as defined in the reconciliation tables below, are provided because management uses this information in evaluating the results of our core operations and/or internal goal setting. In addition, we believe this information provides our investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the periods presented. Non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, our reported results prepared in accordance with GAAP.

	Three Months Ended			Years Ended
	February 28, 2025	February 29, 2024	Percent Change	February 28, 2025	February 29, 2024	Percent Change
Operating income (loss) (GAAP)	$(150.3)	$629.4	(124%)	$354.9	$3,169.7	(89%)
Comparable adjustments (1)	809.2	1.3		3,120.0	75.8
SVEDKA Divestiture adjustment (2)	—	(10.0)		—	(10.0)
Comparable operating income (loss) (Non-GAAP)	$658.9	$620.7	6%	$3,474.9	$3,235.5	7%
Comparable operating margin	30.4%	29.3%		34.0%	32.6%

Net income (loss) attributable to CBI (GAAP)	$(375.3)	$392.4	(196%)	$(81.4)	$1,727.4	(105%)

Net income (loss) attributable to noncontrolling interests (GAAP)	4.7	12.0		50.3	37.8
Provision for (benefit from) income taxes (GAAP)	28.0	88.2		(51.7)	456.6
Interest expense, net (GAAP)	100.2	102.4		411.4	436.1
Adjusted EBIT (Non-GAAP)	(242.4)	595.0	(141%)	328.6	2,657.9	(88%)
Comparable adjustments (1)	898.4	26.5		3,169.3	553.8
Comparable Canopy EIE (Non-GAAP) (3)	—	7.8		—	64.6
Comparable EBIT (Non-GAAP)	$656.0	$629.3	4%	$3,497.9	$3,276.3	7%

Net income (loss) attributable to CBI (GAAP)	$(375.3)	$392.4	(196%)	$(81.4)	$1,727.4	(105%)
Comparable adjustments (1)	849.6	21.8		2,588.7	491.5
Comparable Canopy EIE (Non-GAAP) (3)	—	7.2		—	58.1
Comparable net income (loss) attributable to CBI (Non-GAAP)	$474.3	$421.4	13%	$2,507.3	$2,277.0	10%

EPS (GAAP)	$(2.09)	$2.14	(198%)	$(0.45)	$9.39	(105%)
Comparable adjustments (1)	4.72	0.12		14.23	2.67
Comparable Canopy EIE (Non-GAAP) (3)	—	0.04		—	0.32
Comparable EPS (Non-GAAP) (4)	$2.63	$2.30	14%	$13.78	$12.38	11%

Weighted average common shares outstanding - diluted (4)	180.172	183.561		181.905	183.959
(1)See page 14 for further information on comparable adjustments.
(2)For the period January 6, 2024, through February 29, 2024, included in the three months ended and year ended February 29, 2024.
(3)See page 16 for further information on comparable Canopy EIE.
(4)Comparable basis diluted net income (loss) per share (“comparable EPS”) may not sum due to rounding as each item is computed independently. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis. On a comparable basis, for the three months ended and year ended February 28, 2025, we have included 0.259 million and 0.429 million weighted average common shares outstanding, respectively, as the effect of including these would have been anti-dilutive on a reported basis.

Constellation Brands, Inc. FY 2025 Earnings Release	#WORTHREACHINGFOR I 13

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)
The comparable adjustments that impacted comparability in our results for each period are as follows:

	Three Months Ended		Years Ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Net gain (loss) on undesignated commodity derivative contracts	$10.2	$(15.3)	$(0.3)	$(44.2)
Settlements of undesignated commodity derivative contracts	3.0	6.5	26.8	15.0
Strategic business development costs	(10.7)	—	(10.7)	—
Flow through of inventory step-up	(2.6)	(0.9)	(10.2)	(3.6)
Other gains (losses)	0.6	—	0.6	—
Comparable adjustments, Gross profit	0.5	(9.7)	6.2	(32.8)

Goodwill and intangible assets impairment	(547.7)	—	(2,797.7)	—
Assets held for sale impairment	(478.0)	—	(478.0)	—
Restructuring and other strategic business reconfiguration costs	(49.4)	(22.7)	(79.3)	(46.3)
Transition services agreements activity	(6.7)	(7.0)	(22.6)	(24.9)
Transaction, integration, and other acquisition-related costs	(0.3)	—	(1.2)	(0.6)
Gain (loss) on sale of business	266.0	—	266.0	(15.1)
Insurance recoveries	—	55.1	—	55.1
Other gains (losses)	6.4	(17.0)	(13.4)	(11.2)
Comparable adjustments, Operating income (loss)	(809.2)	(1.3)	(3,120.0)	(75.8)

Comparable adjustments, Income (loss) from unconsolidated investments	(89.2)	(25.2)	(49.3)	(478.0)
Comparable adjustments, Adjusted EBIT	(898.4)	(26.5)	(3,169.3)	(553.8)

Comparable adjustments, Interest expense, net	(2.5)	—	(2.8)	(1.7)
Comparable adjustments, (Provision for) benefit from income taxes	47.2	4.7	579.3	64.0
Comparable adjustments, Noncontrolling interests	4.1	—	4.1	—
Comparable adjustments, Net income (loss) attributable to CBI	$(849.6)	$(21.8)	$(2,588.7)	$(491.5)
Undesignated commodity derivative contracts
Net gain (loss) on undesignated commodity derivative contracts represents a net gain (loss) from the changes in fair value of undesignated commodity derivative contracts. The net gain (loss) is reported outside of segment operating results until such time that the underlying exposure is recognized in the segment operating results. At settlement, the net gain (loss) from the changes in fair value of the undesignated commodity derivative contracts is reported in the appropriate operating segment, allowing the results of our operating segments to reflect the economic effects of the commodity derivative contracts without the resulting unrealized mark to fair value volatility.
Strategic business reconfiguration costs/Restructuring and other strategic business reconfiguration costs
We recognized costs in connection with certain activities which are intended to streamline, increase efficiencies, and reduce our cost structure primarily within our Wine and Spirits segment.
Flow through of inventory step-up
In connection with acquisitions, the allocation of purchase price in excess of book value for certain inventories on hand at the date of acquisition is referred to as inventory step-up. Inventory step-up represents an assumed manufacturing profit attributable to the acquired business prior to acquisition.
Goodwill and intangible assets impairment
We recognized goodwill and intangible assets impairments in connection with continued negative trends within our Wine and Spirits business primarily attributable to our U.S. wholesale market, driven by declines in both the overall wine market and in our mainstream and premium wine brands.
Assets held for sale impairment
We recognized an impairment in connection the expected sale primarily centered around our remaining mainstream wine brands and associated wineries, vineyards, offices, and facilities.
Transition services agreements activity
We recognized costs in connection with transition services agreements related to the previous sale of a portion of our wine and spirits business.

Constellation Brands, Inc. FY 2025 Earnings Release	#WORTHREACHINGFOR I 14

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
Transaction, integration, and other acquisition-related costs
We recognized costs in connection with our investments, acquisitions, and divestitures.
Gain (loss) on sale of business
We recognized a net gain (loss) from the (i) SVEDKA Divestiture (three months ended and year ended February 28, 2025) and (ii) divestitures related to the craft beer business (year ended February 29, 2024).
Insurance recoveries
We recognized business interruption and other recoveries largely related to severe winter weather events.
Other gains (losses)
Primarily includes the following:

	Three Months Ended		Years Ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Net loss on foreign currency as a result of the resolution of various tax examinations and assessments	$—	$—	$(20.7)	$—
Net loss from changes in the indemnification of liabilities associated with prior period divestitures	$—	$(18.3)	$—	$(12.7)
Decreases in estimated fair values of contingent liabilities associated with prior period acquisitions	$7.0	$2.0	$7.0	$2.0
Comparable adjustments, Income (loss) from unconsolidated investments
Primarily includes the following:

	Three Months Ended		Years Ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Unrealized gain (loss) from the changes in fair value of our securities measured at fair value	$(45.4)	$—	$(47.9)	$(85.4)
Equity method investments impairment	$(6.3)	$—	$(8.7)	$(136.1)
Net gain (loss) in connection with Canopy exchangeable shares	$(37.5)	$—	$7.2	$—
Comparable adjustments to Canopy EIE (see page 16 for further information)	$—	$(25.2)	$—	$(256.7)
Comparable adjustments, Interest expense, net
We (i) wrote-off accrued interest income related to a convertible note issued to equity method investments for the years ended February 28, 2025, and February 29, 2024, and (ii) recognized losses from the write-off of an unamortized discount and debt issuance costs in connection with the repayment of outstanding term loan facility borrowings for the year ended February 29, 2024.
Comparable adjustments, (Provision for) benefit from income taxes
The effective tax rate applied to each comparable adjustment amount is generally based upon the jurisdiction in which the comparable adjustment was recognized. We recognized a benefit from income taxes for the three months ended and year ended February 28, 2025, resulting from the goodwill impairment, net of the non-deductible portion. Comparable adjustments, (Provision for) benefit from income taxes also include items solely impacting income taxes and largely consist of the following:

	Three Months Ended		Years Ended
	February 28, 2025	February 29, 2024	February 28, 2025	February 29, 2024
Net income tax benefit from a legislative update in Switzerland	$—	$4.9	$—	$9.6
Net income tax benefit recognized as a result of the sale of the remaining assets at the Mexicali Brewery	$16.4	$—	$22.2	$—
Net income tax benefit recognized as a result of a change in tax entity classification	$—	$—	$—	$31.2
Net income tax expense recognized for adjustments to valuation allowances	$(73.3)	$—	$(14.9)	$—
Net income tax (expense) benefit from the resolution of various tax examinations and assessments related to prior periods	$(1.9)	$—	$127.8	$—
Comparable adjustments, Noncontrolling interests
The noncontrolling interest portion recognized as the result of a net income tax expense for the resolution of various tax examinations and assessments related to prior periods.

Constellation Brands, Inc. FY 2025 Earnings Release	#WORTHREACHINGFOR I 15

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

Canopy Equity Earnings (Losses) and Related Activities (“Canopy EIE”)
Non-GAAP Canopy EIE financial measures for the three months ended and year ended February 29, 2024, are provided because management used this information to separately monitor our former equity method investment in Canopy. Financial measures excluding Canopy EIE are non-GAAP and are provided because management used this information in evaluating the results of our core operations which management determined did not include our former equity method investment in Canopy. In addition, we believe this information provides our investors valuable insight to understand how management views the Company’s performance and on underlying business trends and results in order to evaluate year-over-year financial performance of our ongoing core business, including relative to industry competitors.

	For the Three Months Ended February 29, 2024	For the Year Ended February 29, 2024
(in millions)
Equity earnings (losses) and related activities, Canopy EIE (GAAP) (1)	$(33.0)	$(321.3)
(Provision for) benefit from income taxes (2)	1.3	9.9
Net income (loss) attributable to CBI, Canopy EIE (GAAP) (1)	$(31.7)	$(311.4)

Equity earnings (losses) and related activities, Canopy EIE (GAAP) (1)	$(33.0)	$(321.3)

Net loss on fair value financial instruments	21.7	29.9
Loss on dilution of Canopy stock ownership	0.1	16.6
Acquisition costs	0.8	5.1
Restructuring and other strategic business development costs	4.6	160.9
Goodwill impairment	—	14.1
Net (gain) loss on discontinued operations	(2.1)	22.9
Other losses	0.1	7.2
Comparable adjustments, Canopy EIE	25.2	256.7
Comparable equity earnings (losses), Canopy EIE (Non-GAAP) (1)	(7.8)	(64.6)
Comparable (provision for) benefit from income taxes (Non-GAAP) (2)	0.6	6.5
Comparable net income (loss) attributable to CBI, Canopy EIE (Non-GAAP) (1)	$(7.2)	$(58.1)

	For the Three Months Ended February 29, 2024	For the Year Ended February 29, 2024
EPS, Canopy EIE (GAAP)	$(0.17)	$(1.69)
Comparable adjustments, Canopy EIE	0.13	1.38
Comparable EPS, Canopy EIE (Non-GAAP) (3)	$(0.04)	$(0.32)

	Years Ended
	February 28, 2025			February 29, 2024
	Income (loss) before income taxes	(Provision for) benefit from income taxes (2)	Effective tax rate (4)	Income (loss) before income taxes	(Provision for) benefit from income taxes (2)	Effective tax rate (4)
Reported basis (GAAP)	$(82.8)	$51.7	62.4%	$2,221.8	$(456.6)	20.6%
Comparable adjustments	3,172.1	(579.3)		555.5	(64.0)
Comparable basis, Canopy EIE (Non-GAAP)	—	—		(64.6)	6.5
Comparable basis (Non-GAAP)	$3,089.3	$(527.6)	17.1%	$2,841.9	$(527.1)	18.5%

Constellation Brands, Inc. FY 2025 Earnings Release	#WORTHREACHINGFOR I 16

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)
(1)Equity earnings (losses) and related activities are included in income (loss) from unconsolidated investments.
(2)The benefit from income taxes effective tax rate applied to our Canopy EIE is generally based on the tax rates of the legal entities that hold our investment. The comparable adjustment effective tax rate applied to each comparable adjustment amount is generally based upon the jurisdiction in which the adjustment was recognized.
(3)May not sum due to rounding as each item is computed independently. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis.
(4)Effective tax rate is not considered a GAAP financial measure, for purposes of this reconciliation, we derived the reported GAAP measure based on GAAP results, which serves as the basis for the reconciliation to the comparable non-GAAP financial measure.

Operating Income Guidance	Guidance Range for the Year Ending February 28, 2026		Actual for the Year Ended February 28, 2025	Percentage Change
Operating income (GAAP)	$3,069	$3,134	$354.9	765%	783%
Comparable adjustments (1)	64	64	3,120.0
SVEDKA Divestiture adjustment (2)	—	—	(34.9)
2025 Wine Divestitures Transaction adjustment (3)	—	—	(209.8)
Comparable operating income (Non-GAAP)	$3,133	$3,198	$3,230.2	(3)%	(1)%

(1)	Comparable adjustments include: (4) (5)	Estimated for the Year Ending February 28, 2026	Actual for the Year Ended February 28, 2025
	Transition services agreements activity	$21	$22.6
	Flow through of inventory step-up	$3	$10.2
	Goodwill and intangible assets impairment	$—	$2,797.7
	Assets held for sale impairment	$—	$478.0
	Restructuring and other strategic business reconfiguration costs	$40	$90.0
	Other (gains) losses	$—	$12.8
	Transaction, integration, and other acquisition-related costs	$—	$1.2
	Net (gain) loss on undesignated commodity derivative contracts	$—	$0.3
	(Gain) loss on sale of business	$—	$(266.0)
	Settlements of undesignated commodity derivative contracts	$—	$(26.8)
(2)	Amount reflects gross profit less marketing attributable to the SVEDKA Divestiture for the period March 1, 2024, through January 5, 2025.
(3)
Amount reflects gross profit less marketing attributable to the pending agreement to fully divest and, in certain instances, exclusively license the trademarks of a portion of our wine and spirits business, primarily centered around our remaining mainstream wine brands and associated inventory, wineries, vineyards, offices, and facilities (the “2025 Wine Divestitures Transaction”) for the period June 1, 2024, through February 28, 2025.

(4)	See page 14 for further information on comparable adjustments.
(5)	May not sum due to rounding.

Constellation Brands, Inc. FY 2025 Earnings Release	#WORTHREACHINGFOR I 17

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)
(unaudited)

EPS Guidance	Guidance Range for the Year Ending February 28, 2026		Actual for the Year Ended February 28, 2025
Forecasted EPS (GAAP)	$12.33	$12.63	$(0.45)
Comparable adjustments (1)	0.27	0.27	14.23
Forecasted comparable EPS (Non-GAAP) (2)	$12.60	$12.90	$13.78

(1)	Comparable adjustments include: (2)(3)	Estimated for the Year Ending February 28, 2026	Actual for the Year Ended February 28, 2025
	Transition services agreements activity	$0.09	$0.09
	Flow through of inventory step-up	$0.01	$0.04
	Goodwill and intangible assets impairment	$—	$13.30
	Assets held for sale impairment	$—	$2.00
	Restructuring and other strategic business reconfiguration costs	$0.17	$0.37
	(Income) loss from unconsolidated investments	$—	$0.26
	Other (gains) losses	$—	$0.08
	Net income tax expense recognized for adjustments to valuation allowances	$—	$0.08
	Loss of interest income on write-off of a convertible note	$—	$0.02
	(Gain) loss on sale of business	$—	$(1.07)
	Net income tax benefit recognized as a result of the resolution of various tax examinations and assessments related to prior periods	$—	$(0.73)
	Net income tax benefit recognized as a result of the sale of the remaining assets at the Mexicali Brewery	$—	$(0.12)
	Settlements of undesignated commodity derivative contracts	$—	$(0.11)
(2)	May not sum due to rounding as each item is computed independently. The comparable adjustments and comparable EPS are calculated on a fully dilutive basis.
(3)	See page 14 for further information on comparable adjustments.

Free Cash Flow Guidance
Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

	Guidance Range for the Year Ending February 28, 2026
Net cash provided by operating activities (GAAP)	$2,700	$2,800
Purchase of property, plant, and equipment	(1,200)	(1,200)
Free cash flow (Non-GAAP)	$1,500	$1,600

	For the Years Ended
	February 28, 2025	February 29, 2024
Net cash provided by operating activities (GAAP)	$3,152.2	$2,780.0
Purchase of property, plant, and equipment	(1,214.1)	(1,269.1)
Free cash flow (Non-GAAP)	$1,938.1	$1,510.9

Constellation Brands, Inc. FY 2025 Earnings Release	#WORTHREACHINGFOR I 18